EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Fourth Quarter EPS of $0.12

GREENSBORO, N.C., Feb. 2, 2011 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported fourth quarter 2010 results with highlights as follows:

Fourth Quarter 2010 Financial Highlights

  Net income available to common shareholders was $392,000 in the fourth quarter of 2010 compared to a net loss allocable to common shareholders of $1.80 million in the fourth quarter of 2009.
  Diluted net income (loss) per common share was $0.12 and $(0.53) in the fourth quarter of 2010 and 2009, respectively.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios improved during the fourth quarter of 2010 due to retained net income and a reduction in assets.
  Net interest income, computed on a fully taxable basis, reached an all time quarterly high of $6.25 million in the fourth quarter of 2010, up 11.4% from the fourth quarter of 2009.
  The net interest margin, computed on a fully taxable basis, increased to a ten year high of 3.80% in the fourth quarter of 2010 compared to 3.41% in the fourth quarter of 2009.
  Provision for loan losses decreased to $1.83 million in the fourth quarter of 2010 from $5.55 million in the same quarter of 2009. Asset impairments were $1.44 million and $0.12 million in the fourth quarters of 2010 and 2009, respectively.

Net loss allocable to common stockholders was $3.54 million, or ($1.04) per diluted common share, in 2010 compared to $1.45 million, or ($0.43) per diluted common share, in 2009. Robert T. Braswell, President and CEO of Carolina Bank Holdings, commented, "We are pleased with our return to profitability in the fourth quarter of 2010. Our record net interest income and record non-interest income from our mortgage division are commendable. Carolina Bank continues to be 'Well Capitalized' and strengthened its capital ratios from retained income and a planned reduction in assets during the fourth quarter."

Non-performing loans to total loans held for investment increased to 5.39% at December 31, 2010 from 5.20% at September 30, 2010. Non-performing assets to total assets increased to 5.55% at December 31, 2010 from 5.25% at September 30, 2010. Braswell commented, "Reducing the elevated level of non-performing assets is a top priority of our team in 2011. We hope that the economy will improve and help facilitate our plan of substantially reducing non-performing assets." The bank had net loan charge-offs of $12.86 million and $6.20 million in 2010 and 2009, respectively. The allowance for loan losses was 2.40% and 1.90% of loans held for investment at December 31, 2010 and 2009, respectively.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. A mortgage loan production office was opened in Burlington in July 2010. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
At December 31, 2010 and 2009
	December 31,
	2010	2009
	(Unaudited)
	(in thousands)
ASSETS
Cash and due from banks	$ 5,116	$ 6,416
Short-term investments and interest-earning deposits	17,710	34,039
Total cash and cash equivalents	22,826	40,455

Securities available for sale, at fair value	46,103	52,924
Securities held-to-maturity, at amortized cost	563	770

Loans held for sale	53,961	29,388
Loans	514,029	530,606
Allowance for loan losses	(12,359)	(10,081)
Net loans	501,670	520,525

Premises and equipment, net	18,622	19,351
Other assets	32,956	33,639

Total assets	$ 676,701	$ 697,052

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$ 43,564	$ 39,261
Interest-bearing	561,003	578,210
Total deposits	604,567	617,471

Short-term borrowings	432	683
Federal Home Loan Bank advances	3,165	7,783
Subordinated debentures	19,414	19,360
Other liabilities	4,841	3,807
Total liabilities	632,419	649,104

STOCKHOLDERS' EQUITY
Preferred stock, no par, authorized 1,000,000 shares; issued
and outstanding 16,000 shares in 2010 and 2009	14,811	14,473
Common stock, $1 par value, 20,000,000 shares authorized; issued
and outstanding -- 3,387,045 shares in 2010 and 2009	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,834	15,799
Retained earnings	7,910	11,445
Stock in directors' rabbi trust	(718)	(874)
Directors' deferred fees obligation	718	874
Accumulated other comprehensive income	499	1,003
Total stockholders' equity	44,282	47,948

Total liabilities and stockholders' equity	$ 676,701	$ 697,052

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations
For the three months and years ended December 31, 2010 and 2009
(unaudited, except year ended 12/31/2009)
	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)
Interest income
Loans	$ 7,759	$ 7,843	$ 30,549	$ 29,982
Investment securities, taxable	362	489	1,637	2,141
Investment securities, non taxable	156	151	650	563
Interest from federal funds sold and other	18	13	78	35
Total interest income	8,295	8,496	32,914	32,721

Interest expense
NOW, money market, savings	732	1,168	3,505	4,470
Time deposits	1,203	1,554	5,223	7,363
Other borrowed funds	190	236	845	1,183
Total interest expense	2,125	2,958	9,573	13,016

Net interest income	6,170	5,538	23,341	19,705
Provision for loan losses	1,825	5,552	15,133	10,520
Net interest income after provision for loan losses	4,345	(14)	8,208	9,185
Non-interest income
Service charges	228	224	910	1,021
Mortgage banking income	4,492	2,244	11,686	8,814
Gains (losses) on sale of investment securities	--	--	535	99
Repossessed asset gains (losses)	(34)	7	(273)	55
Other	24	160	517	561
Total non-interest income	4,710	2,635	13,375	10,550

Non-interest expense
Salaries and benefits	3,595	2,619	12,232	10,102
Occupancy and equipment	629	598	2,490	2,350
Professional fees	479	390	1,418	1,285
Outside data processing	231	220	948	835
FDIC insurance	328	241	1,109	1,218
Advertising and promotion	155	150	699	585
Stationery, printing and supplies	158	158	557	581
Impairment of repossessed assets	1,438	--	3,350	816
Impairment of investment security	--	124	--	850
Repossessed asset expenses	361	150	1,027	585
Other	816	403	2,231	1,370
Total non-interest expense	8,190	5,053	26,061	20,577

Income (loss) before income taxes	865	(2,432)	(4,478)	(842)
Income tax expense (benefit)	186	(905)	(2,084)	(484)
Net income (loss)	679	(1,527)	(2,394)	(358)
Dividends and accretion on preferred stock	287	275	1,142	1,090
Net income (loss) available (allocable) to common stockholders	$ 392	$ (1,802)	$ (3,536)	$ (1,448)

Net income (loss) per common share
Basic	$ 0.12	$ (0.53)	$ (1.04)	$ (0.43)
Diluted	$ 0.12	$ (0.53)	$ (1.04)	$ (0.43)

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2010
(unaudited)
	Quarterly					Years Ended
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
($ in thousands except for share data)	2010	2010	2010	2010	2009	2010	2009

EARNINGS
Net interest income	$ 6,170	5,981	5,670	5,520	5,538	23,341	19,705
Provision for loan loss	$ 1,825	6,620	4,700	1,988	5,552	15,133	10,520
NonInterest income	$ 4,710	4,030	2,502	2,133	2,635	13,375	10,550
NonInterest expense	$ 8,190	6,421	6,172	5,278	5,053	26,061	20,577
Net income (loss)	$ 679	(1,804)	(1,568)	299	(1,527)	(2,394)	(358)
Net income (loss) available to common stockholders	$ 392	(2,086)	(1,856)	14	(1,802)	(3,536)	(1,448)
Basic earnings (loss) per share	$ 0.12	(0.62)	(0.55)	0.01	(0.53)	(1.04)	(0.43)
Diluted earnings (loss) per share	$ 0.12	(0.62)	(0.55)	0.01	(0.53)	(1.04)	(0.43)
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,383,748
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,385,102

PERFORMANCE RATIOS
Return on average assets *	0.22%	-1.19%	-1.06%	0.01%	-1.03%	-0.51%	-0.22%
Return on average common equity *	5.24%	-26.45%	-22.54%	0.17%	-20.42%	-11.08%	-4.21%
Net interest margin (fully-tax equivalent) *	3.80%	3.70%	3.50%	3.54%	3.41%	3.63%	3.20%
Efficiency ratio	74.73%	63.64%	74.80%	68.24%	61.30%	70.38%	67.42%
# full-time equivalent employees - period end	155	153	147	143	140	155	140

CAPITAL
Equity to ending assets	6.54%	6.36%	6.58%	6.83%	6.88%	6.54%	6.88%
Common tangible equity to assets	4.36%	4.25%	4.50%	4.77%	4.80%	4.36%	4.80%
Tier 1 leverage capital ratio - Bank	7.59%	7.43%	7.23%	7.54%	7.45%	7.59%	7.45%
Tier 1 risk-based capital ratio - Bank	9.00%	8.73%	8.55%	8.59%	8.50%	9.00%	8.50%
Total risk-based capital ratio - Bank	11.82%	11.52%	11.34%	11.34%	11.24%	11.82%	11.24%
Book value per common share	$8.70	8.79	9.37	9.91	9.88	8.70	9.88

ASSET QUALITY
Net charge-offs (recoveries)	$1,096	5,261	5,126	1,372	2,509	12,855	6,199
Net charge-offs to average loans *	0.84%	4.02%	3.80%	1.03%	1.88%	2.43%	1.19%
Allowance for loan losses	$ 12,359	11,629	10,270	10,697	10,081	12,359	10,081
Allowance for loan losses to loans held invst.	2.40%	2.24%	1.93%	2.00%	1.90%	2.40%	1.90%
Nonperforming loans	$ 27,713	26,972	24,721	19,636	14,163	27,713	14,163
Performing restructured loans	$8,396	700	--	--	--	8,396	--
Repossessed assets	$9,863	9,763	7,792	11,507	13,964	9,863	13,964
Nonperforming loans to loans held for investment	5.39%	5.20%	4.63%	3.68%	2.67%	5.39%	2.67%
Nonperforming assets to total assets	5.55%	5.25%	4.62%	4.42%	4.04%	5.55%	4.04%

END OF PERIOD BALANCES
Total assets	$ 676,701	700,234	704,340	704,085	697,052	676,701	697,052
Total loans held for investment	$ 514,029	519,177	533,486	534,045	530,606	514,029	530,606
Total deposits	$ 604,567	626,060	626,527	625,730	617,471	604,567	617,471
Stockholders' equity	$ 44,282	44,507	46,359	48,112	47,948	44,282	47,948

AVERAGE BALANCES
Total assets	$ 693,279	698,106	700,598	691,406	694,529	695,847	665,555
Total earning assets	$ 653,276	650,068	658,491	641,861	651,733	650,926	624,031
Total loans held for investment	$ 521,462	523,714	539,554	532,928	533,143	529,415	522,965
Total interest-bearing deposits	$ 574,181	580,084	584,031	576,968	573,595	578,815	528,158
Common stockholders' equity	$ 29,702	31,295	33,034	33,666	35,008	31,924	34,385

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8740
          b.braswell@carolinabank.com